As filed with the Securities and Exchange Commission on April 24, 2002
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                                 --------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             TOMPKINS TRUSTCO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  NEW YORK                         16-1482357
           ------------------------          ------------------------
            (State or other juris-              (I.R.S. Employer
           diction of incorporation            identification No.)
               or organization)

                                  P.O. Box 460
                                   The Commons
                             Ithaca, New York 14850
                                 (607) 273-3210
                          -----------------------------
                          (Address, including zip code,
                              and telephone number,
                              including area code,
                            of registrant's principal
                               executive offices)

                                 James W. Fulmer
                                    President
                             Tompkins Trustco, Inc.
                                  P.O. Box 460
                             Ithaca, New York 14850
                                 (607) 273-3210
                     ---------------------------------------
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    Copy to:

                             Patrick J. Dalton, Esq.
                                Harris Beach LLP
                                 99 Garnsey Road
                            Pittsford, New York 14534
                                 (585) 419-8800

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON
       AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed       Proposed
                                                            Maximum        Maximum        Amount
                                          Amount            Offering       Aggregate      of Regis-
      Title of Each Class                 to be             Price Per      Offering       ration
of Securities to be Registered            Registered(1)     Share (2)      Price (2)      Fee
------------------------------            -------------     ---------      ---------      -------
Common Stock, $.10 par value...........   100,000           $45.15         $4,515,000     $415.38
                                          shares

------------------------
(1) Represents number of shares expected to be sold under Registrant's Dividend Reinvestment and Direct Stock Purchase and Sale Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the AMEX on April 22, 2002.

                               Stock Purchase Plan

               An Open Availability and Dividend Reinvestment Plan

      This Prospectus describes the Tompkins Trustco, Inc. Dividend Reinvestment & Direct Stock Purchase and Sale Plan. The Plan, called the Tompkins Trustco Stock Purchase Plan, allows both current stockholders and interested first time investors to purchase Tompkins Trustco, Inc. Common Stock without the customary brokerage expenses and also to reinvest cash dividends on the Common Stock automatically.

      Existing stockholders and new investors can make an initial stock purchase directly through the Plan without a broker. Once enrolled in the Plan, participants can make additional optional cash purchases of Tompkins Trustco, Inc. Common Stock. Cash dividends paid to participating holders of Tompkins Trustco, Inc. Common Stock can be reinvested automatically to purchase additional shares.

      Participation in the Plan is entirely voluntary. A participant may withdraw any or all of his or her shares from the Plan at any time.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or has determined if this Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

      Plan accounts are not savings accounts, deposit accounts or obligations of a bank. Thus, plan accounts are not insured by the FDIC, SIPC or any other government agency, and may lose value. There is no bank guaranty of your plan account or the securities in your account.

                            PROSPECTUS APRIL 24, 2002

                                TABLE OF CONTENTS


Information About Tompkins Trustco, Inc...................................    2

Overview of the Plan......................................................    4

Further Description of Plan Services......................................    5

Answers to Frequently Asked Questions.....................................    6

Terms and Conditions of the Plan..........................................    9

Fees to Participants......................................................   11

Available Information.....................................................   12



                    Information About Tompkins Trustco, Inc.


      Tompkins Trustco, Inc. is a financial holding company. Our business is primarily owning, supervising and controlling our banking and insurance agency subsidiaries. We are the parent company of Tompkins Trust Company, The Bank of Castile, Mahopac National Bank and Tompkins Insurance Agencies, Inc., which are wholly-owned subsidiaries. Tompkins Trust Company, The Bank of Castile and Mahopac National Bank provide community-banking services to their local market areas in New York State. Tompkins Insurance Agencies, Inc. offers property and casualty insurance to individuals and businesses in New York State.

      The common stock of Tompkins Trustco, Inc. trades on the AMEX stock market under the symbol - TMP.

                             TOMPKINS TRUSTCO, INC.

                               Stock Purchase Plan


             An Open Availability and Dividend Reinvestment Plan for


                             Tompkins Trustco, Inc.
                                  Common Stock,
                            Par Value $0.10 per Share

The Plan described in this booklet is sponsored by Tompkins Trustco, Inc. The Plan is currently administered by American Stock Transfer & Trust Company.

More information on the Plan may be obtained by calling American Stock Transfer & Trust Company toll free at (877) 573-4008 or by logging on to American Stock Transfer & Trust Company's website at www.investpower.com. A copy of the latest Corporate Report to Stockholders of Tompkins Trustco, Inc. or its Annual Report on Form 10-K may be requested by e-mail at shareholder@tompkinstrust.com or by telephoning Tompkins Trustco, Inc. at (607) 256-3210, extension 2319.

This booklet is not an offer to sell or a solicitation to purchase the Common Stock of Tompkins Trustco, Inc. American Stock Transfer & Trust Company and Tompkins Trustco, Inc. provide no advice and make no recommendations with respect to any security. Any decision to purchase or sell securities must be made by each individual Plan participant based on his or her own research and judgment or after consultation with a professional investment advisor. Participation in the Plan is voluntary and may be prohibited by the laws of certain countries other than the United States.

                             TOMPKINS TRUSTCO, INC.

                              OVERVIEW OF THE PLAN

Tompkins Trustco, Inc. offers this Open Availability and Dividend Reinvestment Plan for shares of its Common Stock. The Plan, called the Tompkins Trustco, Inc. Stock Purchase Plan, allows both current stockholders and interested first time investors to purchase Tompkins Trustco, Inc. Common Stock without the customary brokerage expenses and also to reinvest cash dividends on the Common Stock automatically. The Plan is currently administered by American Stock Transfer & Trust Company, the Transfer Agent of Tompkins Trustco, Inc.

This Plan Features:

      Convenient Direct Share Ownership
      Existing stockholders and new investors can make an initial stock purchase directly through the Plan without a broker. Once enrolled in the Plan, participants can make additional optional cash purchases of Tompkins Trustco, Inc. Common Stock.

      Automatic Dividend Reinvestment
      Cash dividends paid to participating holders of Tompkins Trustco, Inc. Common Stock can be reinvested automatically to purchase additional shares.

      Certificate or Book-Entry Share Ownership
      Participants will receive timely statements and confirmations reflecting their transaction history. A participant will not normally be issued a physical certificate because American Stock Transfer & Trust Company, as administrator of the Plan, will record his or her share ownership in "book-entry" form. Nevertheless, the issuance of physical certificates may be requested at any time.

      Safekeeping of Shares
      A participant who holds or later acquires other shares of Tompkins Trustco, Inc. Common Stock from other sources may deposit them directly into the Plan for safekeeping, and all the Plan's features will then apply to the deposited shares as well.

      Withdrawals
      A participant may withdraw any or all of his or her shares from the Plan at any time.

      Direct Sale or Transfer
      Shares of Tompkins Trustco, Inc. Common Stock may be sold or transferred directly through the Plan at any time, without the issuance of physical certificates or the involvement of an independent broker.

      Commissions or Fees
      Tompkins Trustco, Inc. will pay all commissions and service fees on purchases of the Common Stock made through the Plan, on all reinvestments of dividends through the Plan, and on all withdrawals of shares from the Plan. The participant will be charged a brokerage commission of $0.10 per share sold, and a $15.00 service fee upon termination of participation.

The foregoing is only an overview. The "Terms and Conditions" of the Plan are stated at the end of this booklet, and in the event of any inconsistency, the latter will prevail. The "Terms and Conditions" of the Plan are subject to change without notice, and Tompkins Trustco, Inc. retains the right to discontinue the Plan at any time.

                Please retain this brochure for future reference.

                      FURTHER DESCRIPTION OF PLAN SERVICES

Eligibility & Enrollment
Almost everyone is eligible to enroll in the Tompkins Trustco Stock Purchase Plan. Interested investors may participate in the Plan if they already own Tompkins Trustco, Inc. Common Stock, and nonstockholders may enroll by making an initial purchase directly through the Plan. To receive a Plan Enrollment Application or additional copies of this booklet, simply contact American Stock Transfer & Trust Company, as administrator of the Plan, either at this toll free number:

                                 1-877-573-4008

or by logging on to American Stock Transfer & Trust Company's website at www.investpower.com.

Purchases
Once enrolled in the Plan, you can invest in additional Tompkins Trustco, Inc. Common Stock at any time by making optional cash contributions to the Plan in amounts of your choosing. American Stock Transfer & Trust Company, as administrator of the Plan, will arrange to purchase the appropriate number of shares on the open market for your account as soon as practicable, normally within one week following receipt of your contributions. You may at any time modify the contribution program you have specified on a Plan Enrollment Application or on the tear-off portion of an account statement or transaction advice you have received.

Dividend Reinvestment
Unless you indicate otherwise on your Plan Enrollment Application, all cash dividends paid on the shares of Tompkins Trustco, Inc. Common Stock in your account will be automatically reinvested in more Tompkins Trustco, Inc. Common Stock. Because both full and fractional shares will be carried in your account, the dividends attributable to fractional shares will be reinvested just as those on your full shares.

Safekeeping of Certificates
If you already own Tompkins Trustco, Inc. Common Stock in certificated form, that is, if you hold actual certificates to represent your shares, you may deposit the certificates into the Plan for safekeeping. This feature protects your shares against possible loss, theft or accidental destruction and may save you the expense of having to replace your certificates. Your previously acquired shares deposited into the Plan also become eligible to participate in the dividend reinvestment feature of the Plan.

Convenient Ways To Sell or Transfer Your Shares
Some or all of the shares owned by you, whether in book-entry or in certificated form, can be easily sold or transferred through the Plan. You can choose to sell or transfer any or all shares held in the Plan with or without issuing new certificates, and without having to deal directly through a broker. Any fractional shares in your account will be sold at the same price as full shares on a prorated basis. You may also instruct the Plan administrator to issue a certificate in your name for any shares held in the Plan at any time.

Statements and Forms
If you elect to reinvest all or a portion of your dividends, you will receive a quarterly statement that reflects all investment activity and all dividends applied toward reinvestment. Each time a purchase is made for you, you will also receive a confirmation advice reflecting the number of shares purchased for you and the purchase price for such shares. Each form you receive will contain a tear-off stub that can be used for future Plan transactions. You may also review your transaction history online.

Simple, Secure Internet Account Access
You can complete all your share transactions, including purchases, sales and requests for certificates, on the Internet at www.investpower.com. You can also review your account status online.

                      ANSWERS TO FREQUENTLY ASKED QUESTIONS


      HOW DO I ENROLL IN THE PLAN?

      There are two easy ways to enroll in the Plan. One way registered stockholders and first-time investors can enroll in the Plan is by completing and signing a Plan Enrollment Application. The account will be opened as soon as practicable after American Stock Transfer & Trust Company, as administrator of the Plan, receives your Plan Enrollment Application at the address printed on the form. You can obtain Plan Enrollment Applications and copies of this booklet by contacting American Stock Transfer & Trust Company at their toll free number 1-877-573-4008.

      You can also enroll in the Plan by logging on to American Stock Transfer & Trust Company's website at www.investpower.com and choosing the Tompkins Trustco, Inc. logo on the sidebar. Then select "Invest Now" and follow the wizard, which will guide you through the six-step process. You will receive an e-mail confirming receipt of your transaction as soon as you complete the wizard as well as an e-mail within two business days confirming the number of shares purchased and their price.

      Once enrolled, participation in the Plan continues until terminated by you or until the Plan terminates. If the Plan account is to be enrolled in multiple or joint names, or if certificates registered in multiple or joint names are to be deposited into the Plan, all of the stockholders affected must sign the Plan Enrollment Application.

      HOW CAN I PURCHASE ADDITIONAL SHARES?

      You can easily purchase additional shares at any time by making optional cash contributions, which are used to purchase shares of Tompkins Trustco, Inc. Common Stock in the open market for your Plan account. Optional cash contributions of at least $50 may be made as often as daily.

      You can make optional cash contributions by using the tear-off portion of an account statement or transaction advice. You can also make investments online, or make automatic monthly cash contributions of a constant dollar amount by instructing American Stock Transfer & Trust Company to electronically debit and transfer funds from your bank account. No interest on contributions held by the Plan administrator will be paid to you pending investment.

      To make an investment online, log on to www.investpower.com and select "American Stock Transfer Account Holders". Enter your ten-digit account number (provided to you in your account statement) and the last four digits of your social security number. You may then complete your optional cash investment confirmation in two simple steps.

      You may authorize American Stock Transfer & Trust Company, on the enrollment application, to make monthly purchases of a specified dollar amount, paid for by automatic withdrawal from your bank account by electronic funds transfer. You may also sign up for monthly electronic funds transfer by accessing the American Stock Transfer & Trust Company website at www.investpower.com and following the simple instructions for a faster way to invest. Funds will be withdrawn from your bank account on the 10th day of each month (or the next following day if the 10th day of the month is not a business day). All purchases will apply the total funds toward shares, and both full shares and fractional shares (to at least three decimal places) will be credited to your Plan account. To terminate monthly purchases by automatic withdrawal, you must send American Stock Transfer & Trust Company written, signed instructions.

      All cash contributions must be made by check or money order drawn on a United States Bank in U.S. currency, payable to "American Stock Transfer & Trust Company -Tompkins Trustco, Inc. Plan". Third party checks and checks payable to Tompkins Trustco, Inc. directly cannot be accepted and will be returned. If a check is returned to American Stock Transfer & Trust Company as "unpaid," American Stock Transfer & Trust Company will resell the shares purchased with such funds and liquidate additional shares, as necessary, to reimburse itself for any fees or loss incurred when reselling the shares from your account.

      Participants should be aware that the Common Stock trading price may fall or rise during the period between a request for purchase, its receipt by American Stock Transfer & Trust Company and the ultimate purchase of shares on the open market. In its capacity as the administrator of the Plan, American Stock Transfer & Trust Company may, at its own discretion, accept written requests to revoke instructions previously given but not yet acted upon.

      WHAT FEES ARE INVOLVED?

      There is no enrollment fee to participate in the Plan. Tompkins Trustco, Inc. will pay service fees and brokerage commissions for both initial and optional cash investments. However, a brokerage commission of $.10 per share will be automatically deducted from your proceeds when you sell shares held in your Plan account. For first-time purchases by investors who are not already registered Tompkins Trustco, Inc. stockholders on the record of American Stock Transfer & Trust Company, the minimum initial investment amount is $100, payable in U.S. funds. The minimum amount for subsequent investments and for initial investments by existing, registered stockholders who deposit their shares into the Plan is $50. The maximum investment per year is $100,000. (Like other provisions of the Plan, these limits are subject to change from time to time.)

      HOW CAN I REINVEST MY DIVIDENDS?

      You can choose to reinvest all or a portion of the dividends paid on the shares of Tompkins Trustco, Inc. Common Stock that are registered in your name under the Plan. All dividends on shares in your Plan account will be reinvested, including those attributable to fractional shares in your account, net of any applicable tax withholding. Purchase of the additional shares will be made as soon as practicable after the dividend payment date. Unless you indicate otherwise on the Plan Enrollment Application, dividend reinvestment will occur automatically. Tompkins Trustco, Inc. will pay all service and brokerage commissions associated with the reinvestment of dividends in Tompkins Trustco, Inc. Common Stock.

      You can change your instructions at any time by sending a new Plan Enrollment Application to the administrator of the Plan, currently American Stock Transfer & Trust Company. Any instruction changes must be received by the Plan administrator on or before the record date for that dividend. However, if you elect not to reinvest any of your dividends, the Plan administrator will remit the net dividends directly to you in cash at the same time they are paid to other stockholders.

      If you choose to receive cash dividends on all your shares, your cash dividend can be wired directly to your bank account. In order to take advantage of this option, your bank or financial institution must be a part of Automated Clearing House ("ACH"). If you are interested in this option, please call (800) 278-4353 and request forms for Direct Deposit of Dividends.

      HOW DOES THE PLAN ADMINISTRATOR PURCHASE THE SHARES?

      Cash contributions and net dividends from all participants will be commingled to purchase shares in the open market on the AMEX, or on such other exchange as Tompkins Trustco, Inc. may hereafter choose for the trading of the Common Stock. Purchases are usually made by American Stock Transfer & Trust Company through a broker. Your account will be credited for the full and fractional shares purchased on your behalf.

      The price per share cannot be determined until a particular purchase is completed. For optional cash contributions, purchases are made at least weekly, and depending on the volume, as frequently as daily.

      A transaction advice will be sent to you as soon as practical after each investment showing the relevant purchase price and the number of shares credited to your account. You may also view your transaction history online. A statement showing all year-to-date transaction activity will be mailed quarterly. You should retain these documents for tax purposes.

      For your convenience, statements and transaction advices will have tear-off forms that can be filled out with your instructions regarding certificate issuance, purchase, certificate deposit, sale, and account termination. These instructions will be honored as soon as practicable after receipt in acceptable form by the Plan Administrator.

      HOW DOES THE PLAN PROVIDE FOR SAFEKEEPING OF CERTIFICATES?

      If you already own Tompkins Trustco, Inc. Common Stock in certificated form, you may elect to deposit the stock certificates into your Plan account for safekeeping with the administrator of the Plan. These shares will be credited to your account in book-entry form. You may, however, request a new stock certificate at any time. All fees for issuing or canceling certificates will be borne by Tompkins Trustco, Inc.

      To deposit certificates, simply send them to American Stock Transfer & Trust Company along with your completed, signed Plan Enrollment Application. The certificates and Plan Enrollment Application should be insured for 2% of the total value of the shares to protect against loss in transit, and must either be endorsed on the back or be accompanied by a signed stock power signed by all owners.

      If you are not already enrolled in the Plan, complete and sign an Enrollment Application to accompany the stock certificates for safekeeping in the Plan.

      MAY I RESELL MY SHARES?

      You may instruct American Stock Transfer & Trust Company to sell any or all shares held in your account. Simply complete and sign the tear-off portion of your account statement and mail it to American Stock Transfer & Trust Company. Be certain that all participants named on the account sign the instructions. Signatures should be guaranteed by a bank, broker or financial institution which is a member of the Medallion Signature Guarantee Program. You may also call American Stock Transfer & Trust Company's toll-free number (1-877-573-4008) or log on to the American Stock Transfer & Trust Company website at www.investpower.com.

      As with purchases, American Stock Transfer & Trust Company aggregates all sale requests and then sells the total number of shares on the open market through a broker. These shares are sold at least weekly, and depending on volume, as frequently as daily. The selling price cannot be known until each sale is completed. The proceeds of the sale, less a brokerage commission of $.10 per share, will be sent to you by check within four days following the sale.

      Participants should be aware that the Common Stock trading price may fall or rise during the period between a request for sale, its receipt by American Stock Transfer & Trust Company and the ultimate sale of shares on the open market. Instructions sent to American Stock Transfer & Trust Company to sell shares may not be rescinded.

      CAN I REQUEST A STOCK CERTIFICATE?

      You may request American Stock Transfer & Trust Company to issue a certificate for some or all of the shares held in your Plan account. Just fill out and sign the tear-off portion of your account statement, go to www.investpower.com and log into your account, or call the toll-free telephone number (1-877-573-4008) for further information.

      HOW CAN I TRANSFER SHARES TO OTHER ACCOUNTS?

      You may give shares from your Plan account to others as gifts at any time. Such transfers can be made in book-entry or certificated form. Simply contact American Stock Transfer & Trust Company at their toll free number:
1-877-573-4008.

      "Book-to-book" transfers, which involve transferring shares from an existing participant's account under the Plan to a new participant's account under the Plan should follow these steps:

      Call the toll-free telephone number (1-877-573-4008) to request a copy of this Plan booklet and a Plan Enrollment Application. Complete the form, providing the full registration name, address and social security number of the new participant or participants.

      The completed Plan Enrollment Application should be sent along with a written request indicating the number of shares, full and fractional, which should be transferred to the new participant. All participants named on the current account should sign the instructions, and their signatures should be guaranteed by a bank, broker or financial institution which is a member of the Medallion Signature Guarantee Program.

      Unless you direct otherwise on the Plan Enrollment Application, American Stock Transfer & Trust Company will enroll the transferred shares for automatic dividend reinvestment.

      HOW CAN I TERMINATE MY PARTICIPATION IN THE PLAN?

      You may withdraw from the Plan at any time by submitting a notice of termination to American Stock Transfer & Trust Company. Just mail in the tear-off portion of any statement or transaction advice, properly completed with your withdrawal instructions. Upon termination, a certificate for the full number of shares held in the Plan will be issued to you, and any fractional shares held in the Plan will be sold on the open market. You will receive a check for the proceeds from the sale of any fractional shares based on the current market value, less a service fee of $15 and a $.10 per share brokerage commission from the sale of any fractional share. Alternatively, you may direct American Stock Transfer & Trust Company to sell any or all of the shares in your account. If the total number of shares in your Plan account is less than one share, any remaining fractional shares will be sold and your account closed. After your account is closed, dividends on any shares you hold in certificated form will be sent to you at the address you provide, or automatically deposited in your bank account in accordance with your instructions.

      HOW DO I CONTACT THE PLAN ADMINISTRATOR?

      The Plan is administered by American Stock Transfer & Trust Company, the Transfer Agent for Tompkins Trustco, Inc. To obtain enrollment information, including a booklet and Plan Enrollment Application, or to obtain information concerning an existing participant's account, or for sales, liquidations, transfers, withdrawals or optional cash contributions, please contact American Stock Transfer & Trust Company at:

Toll-free number: 1-877-573-4008

Website: www.investpower.com. (Tompkins Trustco, Inc. disclaims any responsibility for data contained on American Stock Transfer & Trust Company's website other than the Plan prospectus.)

Mailing address:        American Stock Transfer & Trust Company
                        Attention:  Dividend Reinvestment Department
                        P.O. Box 922
                        Wall Street Station
                        New York, New York  10269-0560

Prior to forwarding instructions, please read the information contained in "Terms and Conditions" and "Costs to Participants".


                        TERMS AND CONDITIONS OF THE PLAN

1.    Introduction.

The Tompkins Trustco Stock Purchase Plan (the "Plan") provides registered stockholders of Tompkins Trustco, Inc. and other interested first-time investors with a simple, economical and convenient method of investing in the Common Stock of Tompkins Trustco, Inc., par value $0.10 per share (the "Common Stock"). The Plan is sponsored by Tompkins Trustco, Inc., and is administered by American Stock Transfer & Trust Company (the "Plan Administrator"). Enrollment in the Plan is voluntary and may not be available in certain countries. Persons residing outside the United States should determine whether they are subject to any governmental regulation prohibiting their participation.

2.    Important Notice.

Neither American Stock Transfer & Trust Company nor Tompkins Trustco, Inc. offers advice or makes recommendations with respect to the Common Stock or any other security. The decision to purchase or sell must be made by each individual participant based on his or her own research and judgment or after consultation with a professional advisor.

3.    Eligibility.

Individuals who are already registered stockholders are automatically eligible to participate in the Plan. Initiation of a transaction, including optional cash payments, dividend reinvestment, depositing certificates into the Plan and/or selling or purchasing shares, will establish an agency relationship between the participant and the Plan Administrator. Unless directed otherwise by American Stock Transfer & Trust Company, purchases and sales of the Common Stock under the Plan will usually be made by American Stock Transfer & Trust Company through a broker.

4.    Share Purchases and Sales.

All purchases and sales of shares under the Plan will be made in the open market on the AMEX, or such other exchange as Tompkins Trustco, Inc. may hereafter choose for the trading of the Common Stock. The price per share will be the weighted average price on all shares purchased and sold. The net proceeds of the sale will be sent by check to the participant following the sale. The participant will receive a written confirmation after each purchase or sale transaction. Timely dividend reinvestment statements will also be issued showing detailed activity for the current year.

5.    Optional Cash Payments and Reinvesting Dividends.

Purchases associated with optional cash investments in the Common Stock will normally take place at least weekly, but may take place as often as daily, depending on the volume of transactions under the Plan. Following participant instructions, reinvestment of dividends will take place as soon as practical on or after the payment of the dividend. Common Stock purchased will be credited to each participant's account in book-entry form. A physical stock certificate will be issued only upon request. Cash payments may not be accepted by the Plan Administrator if a participant imposes any restriction with respect to the number of shares to be purchased, the price at which the shares are to be purchased, or the time when the purchase is to be made.

6.    Distribution of Dividends.

Any stock dividends or stock-split shares distributed by Tompkins Trustco, Inc. will be credited directly into the participant's Plan account. This includes distributions calculated from shares held in the Plan in book-entry form as well as any shares registered in participants' names. Any rights or shares to be distributed as a result of any rights agreement or similar arrangement will be distributed in a like manner. Transaction processing may be temporarily suspended during the latter type of extraordinary distributions.

7.    Safekeeping of Certificates.

Certificates representing other shares of the Common Stock, not acquired under the Plan, may be deposited by participants at any time for safekeeping in their names pursuant to the Plan.

8.    Requests for Certificates or Transfer of Shares.

Participants may request that a physical certificate be issued for all or some of the shares held in the Plan at any time. In addition, participants may always request a transfer of Plan shares. Instructions for such transactions are available from the Plan Administrator.

9.    Proxy Voting/Annual Meetings.

Each Plan participant may vote all shares, full and fractional, held in their account. Each participant in the Plan will receive Tompkins Trustco, Inc.'s Notice of Annual Meeting, a Proxy Statement, a Proxy Voting Card and the Annual Report to Stockholders at the same time as other holders of the Common Stock. The Proxy Voting Card will state the full number of Plan shares held in the participant's Plan account in book-entry form as well as shares held in certificated form. The participant may vote all such shares in the same way.

10.   Tax Reporting.

All stock sales and reinvested dividends are subject to federal income tax reporting. It is solely the participant's responsibility to determine the tax consequences of such sales and dividends, and a tax advisor should be consulted.

11.   Modification.

The Plan Administrator and Tompkins Trustco, Inc. each reserve the right to modify the Plan, including the right to change the applicable fees or terminate the Plan upon written notice to participants. In addition, the Plan Administrator reserves the right to interpret and administer the Plan as it deems necessary or desirable in connection with its operation. Each participant in the Plan will receive a supplemental or revised booklet before any material changes to the Plan become effective.

12.   Liability.

Neither Tompkins Trustco, Inc. nor American Stock Transfer & Trust Company will be liable for any act taken in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's account, sell shares in the Plan, or invest optional cash payments or dividends without receipt of proper documentation and instructions, or (b) with respect to the prices at which shares are purchased or sold for the participant's account and the time such purchases or sales are made, including price fluctuation in market value after such purchases or sales.

13.   Governing Law.

These Terms and Conditions of the Plan are governed by the laws of the State of New York. The securities held in Plan accounts for Plan participants are not subject to protection under the Securities Investor Protection Act of 1970.

14.   Summary of Plan Services and Fees to Participants.

In most cases Tompkins Trustco, Inc. has determined to pay the fees and expenses to operate the Plan. However, there are some administrative service fees and brokerage commissions to be paid directly by the participant.

Optional Cash Investments -
   Service fees................................Paid by Tompkins Trustco, Inc.
   Brokerage Commission of $0.10 per share.....Paid by Tompkins Trustco, Inc.
Reinvestment of Dividends -
   Service fees................................Paid
by Tompkins Trustco, Inc.
   Brokerage Commission of $0.10 per share.....Paid by Tompkins Trustco, Inc.
                                               (if purchased in the open market)

Sale of Shares -
   Service fees................................Paid by Tompkins Trustco, Inc.
   Brokerage Commission of $0.10 per share.....Paid by participant
Deposit of Certificates for Safekeeping........Paid by Tompkins Trustco, Inc.
Termination - $15.00 Service Fee...............Paid by participant
Printing, Mailing, Telephone and
      Other Administrative Expenses............Paid by Tompkins Trustco, Inc.

Minimum and Maximum Cash Investments
Initial minimum investment non-holders............................ $    100
Minimum investment from existing holders.......................... $     50
Maximum investment per year....................................... $100,000

                              AVAILABLE INFORMATION

      Tompkins Trustco, Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information Tompkins Trustco, Inc. files at the SEC's Public Reference Room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Tompkins Trustco, Inc.'s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov."

                             INCORPORATED DOCUMENTS

      Tompkins Trustco, Inc. is permitted to "incorporate by reference" into this Prospectus the information it files with the SEC. This means that Tompkins Trustco, Inc. can disclose important information to you by referring to those other documents, both documents filed in the past and documents to be filed in the future. The information incorporated by reference is considered to be part of this Prospectus and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

      (a)   Tompkins Trustco, Inc.'s latest Annual Report on Form 10-K;

      (b)   All other reports filed by Tompkins Trustco, Inc. pursuant to
            Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above (e.g. Forms 10-Q and 8-K); and

      (c) The description of Tompkins Trustco, Inc.'s Common Stock which is contained in the Registration Statement filed by Tompkins Trustco, Inc. under Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

      At your request, Tompkins Trustco, Inc. will send you, at no charge, a copy of any or all of these incorporated documents (other than certain exhibits). Written requests should be directed to Investor Relations, Tompkins Trustco, Inc., P.O. Box 460, The Commons, Ithaca, New York 14851. Telephone requests for copies may be directed to: (607) 256-3210, extension 2319.

                                  LEGAL MATTERS

      Certain legal matters relating to the Plan and this Prospectus have been reviewed for Tompkins Trustco, Inc. by Harris Beach LLP.

                                     EXPERTS

      The financial statements of Tompkins Trustco, Inc. that are incorporated by reference into this Prospectus from Tompkins Trustco, Inc.'s Form 10-K have been audited by KPMG LLP, independent certified public accountants, as indicated in their report relating to such financial statements. These financial statements are incorporated by reference in this Prospectus in reliance upon the report and the authority of said firm as experts in accounting and auditing.




      In deciding whether you will participate in the Plan and purchase Tompkins Trustco, Inc.'s Common Stock through the Plan, you should rely on this Prospectus, any Prospectus supplement, and the incorporated Tompkins Trustco, Inc. documents. Tompkins Trustco, Inc. has not authorized anyone to provide you with different or additional information.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

NATURE OF EXPENSE
-----------------
SEC Registration Fee.........................................       $  415
Legal and Accounting Fees and Expenses.......................       $5,000*
Printing Expense.............................................       $2,500*
Miscellaneous................................................       $1,000*
                                                                    ------

                                                        TOTAL       $8,915*
                                                                    ======
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 721-725 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

      The registrant's certificate of incorporation and bylaws provide that directors and officers of the registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties. If a director or officer is not successful in the defense of an action, he or she is entitled to indemnification, under the registrant's bylaws and the relevant provisions of law, if ordered by a court or if the board of directors, acting upon the written opinion of independent counsel, determines that the director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the registrant and, in criminal actions, had no reasonable cause to believe his conduct was unlawful. In connection with actions by or in the right of the registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

      Under the registrant's certificate of incorporation and applicable provisions of law, the board of directors or the registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he or she is ultimately found not to be entitled to indemnification with respect thereto.

      The registrant's certificate of incorporation also provides that, to the fullest extent permitted by law, subject only to the express prohibitions on limitations of liability set forth in Section 402(b) of the Business Corporation Law, a director of the registrant shall not be liable to the registrant or its shareholders for monetary damages for any breach of duty as a director.

ITEM 16.  EXHIBITS.

EXHIBIT                       DESCRIPTION OF EXHIBIT
-------                       ----------------------

5.1         -     Opinion of Harris Beach LLP
23.1        -     Consent of KPMG LLP
23.3        -     Consent of Harris Beach LLP (appears in Exhibit 5.1)
24.1        -     Power of Attorney (appears on Page II-4)


ITEM 17.  UNDERTAKINGS.

      The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

      (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 23rd day of April, 2002.

                                          TOMPKINS TRUSTCO, INC.

                                          By: /s/ James J. Byrnes
                                              ---------------------------
                                              JAMES J. BYRNES
                                              CHAIRMAN OF THE BOARD
                                              AND CHIEF EXECUTIVE OFFICER

                        SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James J. Byrnes, Francis M. Fetsko and Joseph H. Perry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Tompkins Trustco, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of April, 2002.

SIGNATURE                                 TITLE
---------                                 -----

/s/ James J. Byrnes                       Director,
------------------------------------      Chairman of the Board
    James J. Byrnes                       and Chief Executive Officer

/s/ James W. Fulmer
------------------------------------      President, Director
    James W. Fulmer

/s/ Francis M. Fetsko
------------------------------------      Senior Vice President, Chief Financial
    Francis M. Fetsko                     Officer (Principal Financial Officer)


------------------------------------      Director
    John E. Alexander

/s/ Reeder D. Gates
------------------------------------      Director
    Reeder D. Gates

/s/ William W. Griswold
------------------------------------      Director
     William W. Griswold

/s/ James R. Hardie
------------------------------------      Director
    James R. Hardie

/s/ Edward C. Hooks
------------------------------------      Director
    Edward C. Hooks

/s/ Bonnie H. Howell
------------------------------------      Director
    Bonnie H. Howell

/s/ Hunter R. Rawlings, III
------------------------------------      Director
    Hunter R. Rawlings, III

/s/ Thomas R. Salm
------------------------------------      Director
    Thomas R. Salm

/s/ Michael H. Spain
------------------------------------      Director
    Michael H. Spain

/s/ William D. Spain, Jr.
------------------------------------      Director
    William D. Spain, Jr.

/s/ Craig Yunker
------------------------------------      Director
    Craig Yunker

                                  Exhibit Index
                                  -------------


EXHIBIT                       DESCRIPTION OF EXHIBIT
-------                       ----------------------

5.1         -     Opinion of Harris Beach LLP
23.1        -     Consent of KPMG LLP
23.3        -     Consent of Harris Beach LLP (included in Exhibit 5.1)
24.1        -     Power of Attorney (appears on Page II-4)